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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                ______________


                                   FORM 8-K

                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                                ______________


Date of Report (Date of earliest event reported): FEBRUARY 8, 2001



                              ORGANOGENESIS, INC.
            (Exact name of registrant as specified in its charter)


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
   DELAWARE                                1-9898                                04-2871690
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(State or other                         (Commission                            (IRS Employer
jurisdiction of                         File Number)                         Identification No.)
incorporation)
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                        150 DAN ROAD, CANTON, MA 02021
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (781) 575-0775
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ITEM 5.   OTHER EVENTS.

     On February 8, 2001, the Registrant issued a press release announcing that the federal Health Care Financing Administration ("HCFA"), which administers Medicare, has classified Apligraf as a biologic for reimbursement purposes when applied in a doctor's office. This classification facilitates the development of local coverage policies for Apligraf by the regional administrators of Medicare. It also establishes nationally an appropriate payment level for Apligraf when applied in that setting. This progress towards Medicare coverage for Apligraf in the doctor's office is in addition to previous achievements in the hospital out-patient setting. Each Medicare region retains final control over establishing its coverage policies for Apligraf.

     The information contained in the press release dated February 8, 2001 is incorporated herein by reference and filed as Exhibit 99.1 hereto.

     On February 26, 2001, the Registrant issued a press release announcing the signing of an amendment to Registrant's 1996 agreement with Novartis AG. The new amendment, effective January 2, 2001:

     . Grants Novartis the right to purchase an exclusive option to negotiate terms to license Organogenesis's product Vitrix(TM), soon to commence pivotal trials, and also for a second living dermal replacement product currently in Organogenesis research;

     . Provides Organogenesis with significantly higher payments for units of Apligraf(R);

     . Grants Organogenesis the right for three years to sell, at its discretion, to Novartis up to $20 million in equity;

     . Includes funding support from Novartis for upgrading Organogenesis's manufacturing facilities and for the facility investment needed for approval and sale of Apligraf in the European Union;

     . Includes funding support for Apligraf clinical development activities (e.g., to further broaden its approved uses); and

     . Includes development funding support for each living dermal replacement product for which Novartis purchases an option to commence licensing negotiations.

     The information contained in the press release dated February 26, 2001 is incorporated herein by reference and filed as Exhibit 99.2 hereto.

     On February 27, 2001, the Registrant had a conference call, which was simultaneously available on the Registrant's website, to discuss the February 26, 2001 Novartis announcement and the February 8, 2001 HCFA announcement regarding Apligraf. During the conference call, it was projected that Organogenesis should pass through breakeven and profitability when Apligraf sales reach approximately 7000 units per month and that this is expected to occur during the third quarter of 2002. This projection is a forward-looking statement and involves risks and uncertainties. It was specified during the conference call that key assumptions that affect whether profitability will be achieved in the third quarter of 2002 are that Novartis achieves the Apligraf sales forecast that Novartis has provided to Organogenesis and that Organogenesis achieves the cost reduction, including but not limited to manufacturing cost reduction, that Organogenesis is anticipating. There can be no guarantee as to the rate of development of Apligraf sales, nor of the level of reduction of Organogenesis costs. There are a number of important factors that could cause the timing of the Registrant's profitability, if any, to differ materially from that indicated by the forward looking statement, including market acceptance of, and demand for Apligraf, reimbursement, manufacturing, development and distribution issues, product pricing, the Registrant's relationship with Novartis, competition and other risks identified in the Registrant's Annual Report to


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Stockholders for 1999 on Form 10-K and its most recent quarterly reports filed with the SEC. A replay of the February 27, 2001 conference call is available until March 27, 2001 on the Registrant's website.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

99.1 The Registrant's Press Release dated February 8, 2001 entitled "HCFA Establishes National Level of Reimbursement for Apligraf Applied in a Doctor's Office"

99.2 The Registrant's Press Release dated February 26, 2001 entitled "Organogenesis Inc. and Novartis Pharma AG Broaden Relationship in the Field of Living Wound-Healing Products"

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ORGANOGENESIS
                                    -------------
                                    (Registrant)



Date: March 8, 2001                 By: /s/ John J. Arcari
                                       ----------------------------------
                                    Name:   John J. Arcari
                                    Title:  Vice President, Finance and
                                            Administration, Chief Financial
                                            Principal financial and Accounting
                                            Officer

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                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number              Description
-------             -----------

99.1 The Registrant's Press Release dated February 8, 2001 entitled "HCFA Establishes National Level of Reimbursement for Apligraf Applied in a Doctor's Office"

99.2 The Registrant's Press Release dated February 26, 2001 entitled "Organogenesis Inc. and Novartis Pharma AG Broaden Relationship in the Field of Living Wound-Healing Products"

                                       5